EXHIBIT 99.1

DRC Reports Second Quarter 2013 Results

--- Adjusted EBITDA of 7.9 Percent on Revenue of $72 Million ---

--- New Business Pipeline Up 25 Percent Sequentially; $200 Million Awaiting Award ---

--- 11 Percent Growth in Healthcare Revenue ---

ANDOVER, Mass., July 31, 2013 (GLOBE NEWSWIRE) -- Dynamics Research Corporation (Nasdaq:DRCO), a leading technology and management consulting company focused on driving performance and process improvement for government clients, today announced operating results for the second quarter ended June 30, 2013.

Financial Results

Net income for the quarter ended June 30, 2013 was $1.2 million, or $0.11 per diluted share, as compared with $1.4 million, or $0.14 per diluted share, for the second quarter of 2012, excluding a goodwill impairment charge of $12 million (pre-tax), or $0.73 per share, reported in the second quarter a year ago. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2013 was $5.7 million, or 7.9 percent of revenue, as compared with $7.1 million, or 8.7 percent of revenue, for the same period a year ago. Revenue for the second quarter of 2013 was $72.1 million compared with $80.8 million for the same period in 2012.

For the six month period ended June 30, 2013 net income was $2.4 million, or $0.23 per diluted share, compared with $3.2 million, or $0.31 per diluted share, for the same period in 2012, excluding the second quarter 2012 goodwill impairment charge of $12 million. Adjusted EBITDA for the first six months of 2013 was $11.8 million, or 8.1 percent of revenue, as compared to $14.9 million, or 8.9 percent of revenue, for the same period a year ago. For the six months ended June 30, 2013 revenue was $145.7 million compared with $166.7 million for the same period in 2012.

During the second quarter, the Company generated $9.0 million of cash from operations as compared with $5.7 million in the same period a year ago.

Business Highlights

"Second quarter results were again consistent with our expectations, reflecting more stability in our end markets than existed a year ago," said Jim Regan, DRC's chairman and chief executive officer. "While industry conditions certainly remain challenging there are indications of greater visibility going forward, and our qualified pipeline now stands at $775 million – up 25 percent over the past three months. This includes over $200 million in near-term bids submitted and awaiting award.

"Revenue in our priority markets was $52.6 million, flat with the second quarter a year ago and down only slightly from $53.2 million for the first quarter of this year. Healthcare revenue was up 11 percent year-over-year, offset by weakness in homeland security revenue, while defense readiness, logistics and C3 revenue was off sharply from the year-ago period, continuing to reflect current spending trends. However, we won 92 percent of $42 million in re-compete award decisions made over the last three months and booked $17 million of new business. Funded bookings continued to be soft, as we await the beginning of government fiscal year option exercises; in addition, we are seeing an increase in the use of incremental funding, rather than full funding, upon option exercise. Our book-to-bill ratio was 0.7-to-one for the quarter, while the trailing twelve month book-to-bill was 0.9-to-one.

"Longer term, we are encouraged by early indicators of market stabilization, strong re-compete performance and customer satisfaction, as well as by the high level of bidding activity we are currently experiencing approaching the government's fiscal year end."

Company Guidance

For the third quarter 2013 the Company anticipates revenue in the range of $68 to $71 million and earnings of $0.12 to $0.14 per diluted share. Considering current uncertainties regarding federal government expenditure decisions, the Company continues to refrain from providing financial guidance for the balance of the calendar year 2013.

Conference Call

The Company will conduct a second quarter 2013 conference call tomorrow, August 1, 2013 at 10:00 a.m. ET. The call will be available via telephone at 877-303-4382 and accessible via Web cast at www.drc.com. Recorded replays of the conference call will be available on Dynamics Research Corporation's investor relations home page at www.drc.com and by telephone at 800-585-8367, replay passcode # 14753510, beginning at 1:00 p.m. ET on August 1, 2013.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) provides technology and management consulting solutions focused on driving performance, process and results for government clients. DRC offers innovative solutions and delivers rock solid results. DRC has large company capabilities and small company agility. Founded in 1955, DRC is a publicly held corporation (Nasdaq:DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. region. For more information please visit our website at www.drc.com.

Safe Harbor

Certain statements contained in this news release, which are not historical facts or are related to future plans, events, revenues and earnings expectations, objectives and outlooks are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, by their nature, are uncertain and subject to a number of risks and uncertainties that could adversely affect the Company's results. We can provide no assurance that these statements will prove to be correct. Consequently, actual results could materially differ from these statements. For more detailed information concerning how these risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent forms 10-K and 10-Q and other documents filed with the Securities and Exchange Commission. Further, the Company is under no duty or obligation to update or revise any forward looking statements as a result of events or new information.

Non-GAAP Financial Information

DRC discloses adjusted earnings before interest, taxes, depreciation and amortization, which is not a recognized measure under GAAP. We have provided a reconciliation of adjusted EBITDA, adjusted to conform to the definition used in our loan agreements, to net income in Attachment V of this announcement. When evaluating DRC's financial results investors should evaluate each adjustment to reported GAAP financial measures in the reconciliation as additional information and not use this non-GAAP financial measure as alternatives to reported GAAP financial measures. DRC presents these financial measures because the Company believes they provide investors with important supplemental information to assist them in assessing DRC's financial results.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2013	2012
Revenue	$ 72,111	$ 80,834
Cost of revenue	61,963	68,307
Gross profit on revenue	10,148	12,527

Selling, general and administrative expenses	5,350	6,410
Amortization of intangible assets	930	1,031
Impairment of goodwill	--	12,000
Operating income (loss)	3,868	(6,914)
Interest expense, net	(1,936)	(2,621)
Other income, net	32	(71)
Income (loss) before provision (benefit) for income taxes	1,964	(9,606)
Provision (benefit) for income taxes	792	(3,527)
Net income (loss)	$ 1,172	$ (6,079)

Earnings (loss) per common share
Basic	$ 0.11	$ (0.59)
Diluted	$ 0.11	$ (0.59)

Weighted average shares outstanding
Basic	10,499,217	10,319,901
Diluted	10,517,381	10,319,901

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2013	2012
Revenue	$ 145,673	$ 166,703
Cost of revenue	124,647	140,580
Gross profit on revenue	21,026	26,123

Selling, general and administrative expenses	11,087	13,301
Amortization of intangible assets	1,861	2,062
Impairment of goodwill	--	12,000
Operating income (loss)	8,078	(1,240)
Interest expense, net	(4,111)	(5,400)
Other income, net	99	64
Income (loss) before provision (benefit) for income taxes	4,066	(6,576)
Provision (benefit) for income taxes	1,656	(2,288)
Net income (loss)	$ 2,410	$ (4,288)

Earnings (loss) per common share
Basic	$ 0.23	$ (0.42)
Diluted	$ 0.23	$ (0.42)

Weighted average shares outstanding
Basic	10,503,740	10,330,851
Diluted	10,521,904	10,330,851

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$ 718	$ 2
Contract receivables, net	51,000	48,112
Prepaid expenses and other current assets	3,742	2,538
Total current assets	55,460	50,652
Noncurrent assets
Property and equipment, net	12,940	12,511
Goodwill	163,205	163,205
Intangible assets, net	12,756	14,617
Deferred tax asset	11,871	14,678
Other noncurrent assets	3,996	4,388
Total noncurrent assets	204,768	209,399
Total assets	$ 260,228	$ 260,051

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$ 16,500	$ 15,125
Accounts payable	23,762	24,847
Accrued compensation and employee benefits	15,235	14,933
Deferred tax liability	3,480	3,009
Other accrued expenses	3,435	5,307
Total current liabilities	62,412	63,221
Long-term liabilities
Long-term debt	72,441	74,018
Other long-term liabilities	34,422	34,941
Total stockholders' equity	90,953	87,871
Total liabilities and stockholders' equity	$ 260,228	$ 260,051

ATTACHMENT IV

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Healthcare	$ 15,940	$ 14,341	$ 31,237	$ 29,471
Homeland Security	9,437	12,089	19,474	24,402
Research and Development	10,832	10,660	22,204	22,575
Intelligence, Surveillance and Reconnaissance	10,217	9,613	20,590	19,124
Federal Regulation and Reform	6,202	5,911	12,338	12,147
Priority Markets	52,628	52,614	105,843	107,719
Defense Readiness, Logistics, and Command, Control and Communication	13,914	24,402	29,216	51,029
State Government and Other	5,569	3,818	10,614	7,955
Total Markets	$ 72,111	$ 80,834	$ 145,673	$ 166,703

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Fixed price, including service-type contracts	42%	47%	42%	46%
Time and materials	40	33	40	34
Cost reimbursable	18	20	18	20
	100%	100%	100%	100%

Prime contract	79%	85%	80%	85%
Sub-contract	21	15	20	15
	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$ 8,952	$ 5,738	$ 2,194	$ 4,118
Capital expenditures	$ 337	$ 123	$ 621	$ 215
Depreciation	$ 920	$ 1,004	$ 1,820	$ 2,018
Bookings	$ 48,675	$ 85,346	$ 93,378	$ 143,681

	June 30,	December 31,
	2013	2012
Total backlog	$ 514,665	$ 731,676
Funded backlog	$ 102,741	$ 163,645
Employees	1,159	1,255

ATTACHMENT V

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ADJUSTED EBITDA) (unaudited)
(Dollars in thousands)

As presented, adjusted EBITDA is defined as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income (loss)	$ 1,172	$ (6,079)	$ 2,410	$ (4,288)
Add:
Interest expense, net	1,936	2,621	4,111	5,400
Provision (benefit) for income taxes	792	(3,527)	1,656	(2,288)
Depreciation expense	920	1,004	1,820	2,018
Amortization expense	930	1,031	1,861	2,062
Share-based compensation	131	175	264	351
Impairment of goodwill	--	12,000	--	12,000
Less: amortization of deferred gain on sale of building	(169)	(169)	(338)	(338)
Adjusted EBITDA(1)	$ 5,712	$ 7,056	$ 11,784	$ 14,917
Adjusted EBITDA, as a percent of revenue	7.9%	8.7%	8.1%	8.9%

(1) We have calculated adjusted EBITDA to conform with the definition of EBITDA provided in our loan agreements to help investors understand that component of our debt covenant calculations. We may have calculated adjusted EBITDA differently than it is calculated by other companies.

ATTACHMENT VI

DYNAMICS RESEARCH CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months	Six Months
	Ended	Ended
	June 30, 2012	June 30, 2012
Revenue	$ 80,834	$ 166,703
Cost of revenue	68,307	140,580
Gross profit	12,527	26,123

Selling, general and administrative expenses	6,410	13,301
Amortization of intangible assets	1,031	2,062
Non-GAAP operating income	5,086	10,760
Interest expense, net	(2,621)	(5,400)
Other income (loss), net	(71)	64
Non-GAAP income before provision for income taxes	2,394	5,424
Non-GAAP provision for income taxes	973	2,212
Non-GAAP net income	$ 1,421	$ 3,212

Non-GAAP earnings per share:
Non-GAAP Basic	$ 0.14	$ 0.31
Non-GAAP Diluted	$ 0.14	$ 0.31

Weighted average shares outstanding:
Basic	10,319,901	10,330,851
Diluted	10,352,869	10,372,116

ATTACHMENT VII

DYNAMICS RESEARCH CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except share and per share data)

	Three Months	Six Months
	Ended	Ended
	June 30, 2012	June 30, 2012
Operating income (loss)	$ (6,914)	$ (1,240)
Impairment of goodwill	12,000	12,000
Non-GAAP operating income	$ 5,086	$ 10,760

Income (loss) before provision (benefit) for income taxes	$ (9,606)	$ (6,576)
Impairment of goodwill	12,000	12,000
Non-GAAP income before provision for income taxes	$ 2,394	$ 5,424

Provision (benefit) for income taxes	$ (3,527)	$ (2,288)
Tax benefit for impairment of goodwill	4,500	4,500
Non-GAAP provision for income taxes	$ 973	$ 2,212

Net income (loss)	$ (6,079)	$ (4,288)
Impairment of goodwill, net of taxes	7,500	7,500
Non-GAAP net income	$ 1,421	$ 3,212

Earnings (loss) per share:
GAAP Basic	$ (0.59)	$ (0.42)
Per share effect of goodwill impairment	0.73	0.73
Non-GAAP Basic	$ 0.14	$ 0.31

GAAP Diluted	$ (0.59)	$ (0.41)
Per share effect of goodwill impairment	0.72	0.72
Non-GAAP Diluted(1)	$ 0.14	$ 0.31

Weighted average shares outstanding:
Basic	10,319,901	10,330,851
Diluted	10,352,869	10,372,116

(1) May not add due to rounding.
CONTACT: Investors:
         Chris Witty
         Darrow Associates, Inc.
         646.438.9385
         cwitty@darrowir.com

         Media:
         Ilina Dimitrova
         Sage Communications (for DRC)
         703.531.8256
         ilinad@aboutsage.com